EXHIBIT 23.1
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                Consent of Aaron Stein, CPA, Independent Auditor


                                AARON STEIN, CPA
                                 981 Allen Drive
                            Woodmere, New York 11598
                                  516-569-0520


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To:  HUMANA TRANS SERVICES GROUP, LTD.,


I hereby consent to the reference to my firm under the heading "Selected Financial Data and Experts and to the use of my report dated June 26, 2002, in the Registration Statement on Form SB-2, and the related Prospectus of HUMANA TRANS SERVICES GROUP, LTD., for the registration of 5,219,000 shares of its common stock.


/s/ Aaron Stein, CPA
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Aaron Stein, CPA,
Certified Public Accountant

June 26, 2002